UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam	96932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Effective August 22, 2016, the BankGuam Holding Company (the “Company”) appointed Mark J. Sablan as an independent member of the board of directors of the Company as a Class II Director to fulfill the term of his predecessor Dr. Ralph G. Sablan (“Dr. Sablan”), his father, who retired from the Company effective July 31, 2016. Mr. Sablan was also appointed to the Company Audit Committee, the Nominating and Governance Committee and the Stock Purchase Plan Committee.

Mark J. Sablan

Mr. Sablan is currently the Vice President of Business Development and Community Affairs of South Pacific Petroleum Corporation (the “SPPC”). He has been employed with SPPC since December 2000. Prior to joining SPPC, he was employed by Esso Eastern, Inc. (EXXON) from 1990 to 2000. Mr. Sablan has worked in the petroleum industry for 26 years and worked for Bank of Guam from 1982 to 1990. Mr. Sablan has been a member of the Guam Chamber of Commerce since 2010 and has served as the Chairman of that organization in the past and is currently on the board. He is also a member of the Guam Chamber of Commerce Armed Forces Committee and serves on its Steering Committee. He is a past President of the Navy League of the U.S. – Guam Council and is currently a board member. He is Chairman of the University of Guam School of Business and Public Administration Advisory Council, is current President of the Guam Business Partners for Recycling, and is Vice-Chairman of the Bookmobile Foundation (Guam Public Library System).

Mr. Sablan was appointed as a member to the Company’s board of directors because of his extensive business experience and community involvement.

There are no family relationships between Mr. Sablan and any of the current directors and officers of the Company.

Dr. Sablan’s shares of common stock are subject to a Voting Trust Agreement (the “VTA”), dated as of November 29, 2013, among certain shareholders, including Lourdes A. Leon Guerrero, President and Chief Executive Officer and Chair of the Board of Directors of the Company, (as the “Trustee”). Under the VTA, the parties agreed to grant the Trustee certain powers and rights with respect to shares of common stock of the Company owned by the parties. The VTA provides, among other things, that the Trustee has the power and discretion to vote, consent to or take any shareholder action of any kind concerning the Issuer. The VTA limits this right by (1) requiring that in selecting any nominee or proxy, the Trustee must select a nominee or proxy who is either a shareholder, director or officer of the Issuer; (2) providing that a majority of the shares held by the parties may advise the Trustee in writing that the Trustee is not authorized to take a proposed vote, consent or action; and (3) requiring that if any parties or Permitted Transferees (as defined in the VTA) of the parties are nominees for director of the Company, the Trustee shall vote the shares in favor of such nominees.

Mr. Sablan is a Permitted Transferee as defined in the VTA and was nominated by Dr. Sablan to fulfill the remaining term of his directorship upon his retirement. The Nominating and Governance Committee subsequently approved the nomination on August 5, 2016. The VTA terminates on December 31, 2040. Other parties to the VTA are Lourdes A. Leon Guerrero, William D. Leon Guerrero, Luis G. Camacho, Martin D. Leon Guerrero, Joe T. San Agustin, Eugenia A. Leon Guerrero, the Felino R. Amistad and Fulgencia R. Amistad Trust, Ada’s Trust and Investment Inc., the Estate of Pedro P. Ada, Jr., Vincent A. Leon Guerrero, Agnes Leon Guerrero Winters, Michael S. Wu, James S. Wu and John S. San Agustin.

There have been no transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Sablan had or will have a direct or indirect material interest which would be required to be reported herein.

The Bank has had and expects to have banking transactions, including loans, in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2016, no loan to any director or executive officer of the Company (or their associates) involved more than the normal risk of collectability or presented other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested” director not participating and dollar limitations on the amounts of certain loans, and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the Company, Regulation O has been complied with in its entirety.

The Company issued a press release on August 26, 2016 regarding the appointment. A copy of the press release is furnished as Exhibit 99.1 to the Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On August 23, 2016, the Company filed a Certificate of Second Amended and Restated Articles of Incorporation of BankGuam Holding Company (the “Amendment”), with the Department of Revenue & Taxation, Government of Guam, to effectuate the issuance of Preferred Stock in connection with Article Four of the Company’s First Amended and Restated Articles of Incorporation approved at the Annual Shareholder Meeting dated May 18, 2015. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The Amendment includes a new Article Four Section 9 that authorizes a Series of Preferred Stock described as the 5.5% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series A.

Item 8.01.	Other Events.

The Company hereby furnishes the following information:

At its meeting on August 22, 2016, the Board of Directors of the Company declared a $0.10 per share quarterly cash dividend. The Company issued a press release on August 26, 2016 regarding the dividend. The dividend will be paid on September 30, 2016 to shareholders of record as of September 15, 2016.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Second Amended and Restated Articles of Incorporation of BankGuam Holding Company

99.1	Press Release dated August 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2016	BANKGUAM HOLDING COMPANY

	By:	/s/ LOURDES A. LEON GUERRERO
Lourdes A. Leon Guerrero,
President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit

3.1	Certificate of Second Amended and Restated Articles of Incorporation of BankGuam Holding Company

99.1	Press Release dated August 26, 2016